Exhibit 99.1

April 15, 2021

SG Blocks Reports Fourth Quarter 2020

Financial Results

– Reports Record Revenue for Fourth Quarter and Full Year 2020 –

– Advances Significant Project Activity Across All Verticals –

– Management to Host Conference Call Today at 4:30 p.m. ET –

NEW YORK, N.Y. / (BUSINESS WIRE) -- SG Blocks, Inc. (Nasdaq: SGBX) (“SG Blocks” or the “Company”), a leading designer, innovator and fabricator of container-based structures, today reported its financial results for the fourth quarter ending December 31, 2020.

“We finished 2020 with unprecedented momentum, achieving record revenue for the fourth quarter that exceeded the prior eight quarters combined, with increased activity across all of our verticals, despite the challenges that we have all collectively faced this year,” stated Paul Galvin, SG Blocks’ Chairman and Chief Executive Officer. “These results directly reflect the incredible effort of our team over the past several quarters to build a pipeline of strategic opportunities, aligning with best-in-class partners, and positioning our balance sheet to support the accelerating pace of activity.”

“In the healthcare vertical, we brought to market a viable and cost-effective solution to provide point-of-care testing services to critical travel partners, health care providers, and disadvantaged communities. Importantly, our ambition in the medical vertical does not stop with COVID-19 testing. We are designing and preparing multiple specialty modules we believe will meet urgent demands in community health for a variety of testing needs.”

“Most exciting is our recent launch of SGB Development Corp., that will co-develop and deliver apartments and homes for sale. The units will be manufactured by SG Echo, which we expect will provide a steady stream of manufacturing activity, beginning with our first project, a 225-apartment unit project known in booming Austin, Texas. These projects will provide manufacturing revenue for the Company, as well as a share of expected profits. There are a multitude of exciting projects in the works with SGB Development, and we look forward to communicating additional activity shortly.”

Mr. Galvin concluded, “2020 was a year truly unlike any other, with social, economic and healthcare challenges on a global basis. However, SG Blocks thrived, booking a record year, with momentum continuing into 2021. We are excited with all the new opportunities we are working on. We appreciate our shareholders and investors, and express our appreciation by working tirelessly each and every day to maximize what we believe is a golden opportunity for SG Blocks. I look forward to sharing additional information as we move forward.”

Fourth Quarter 2020 and Subsequent Operational Highlights:

At December 31, 2020, the Company had 21 projects under contract, compared to 17 projects under contract at September 30, 2020. At December 31, 2020, the construction backlog was approximately $25.1 million, as compared to $24.9 million as of September 30, 2020.

Vertical integration:

In September 2020, SG Blocks acquired the assets of modular factory Echo DCL. Subsequent to year end, in January, the Company announced a new 10,300 square foot building extension, and in February, the Company exercised its option to acquire the 19-acre site and all of its structures. Closing on the acquisition is expected to occur in the second quarter 2021, with plans to add additional manufacturing capacity to support the Company’s current and expected project activity.

In the healthcare vertical:

●	In November, the Company and OSANG Healthcare announced a Managed Covid Test Supply Agreement and Purchase Order for 2 million Covid PCR tests being stored in Southern California.

●	In November, the Company and Grimshaw announced its D-Tec product was selected by CBS’s coveted “New York by Design” competition commencing in November 2020.

●	In November, the Company’s subsidiary, Clarity Mobile Venture, announced it had been selected as a Trusted Testing Partner approved by the State of Hawaii for their comprehensive Travel Testing program to and from California.

●	In November, the Company announced that the Company has been selected by Memorial Healthcare, in Wayne County, Michigan, to provide Covid-19 testing services, supporting the County’s goal to reopen businesses and other institutions safely.

●	In November, the Company executed an agreement to build and operate COVID testing centers at Los Angeles Airport, for passengers and employees, which were completed and functional in November.

●	In November, the Company was selected as one of the approved providers of testing and diagnostic services at the Daniel K. Inouye International Airport in Honolulu, Hawaii.

And subsequent to year end:

●	In January, the Company announced an agreement with National Pain Centers to provide COVID testing near O’Hare airport, supporting the needs of passengers, airport employees and the public at large. This facility opened for testing in February and was subsequently re-leased to a consortium of government entities at a profit for the company.

●	The Company reached an agreement with KLM Royal Dutch Airlines to provide testing services within the Tom Bradley International Terminal at O’Hare airport.

Within the Commercial and Residential verticals, the Company:

●	Reached an agreement with BLINK for the design and delivery of unique electric vehicle charging solutions.

●	Executed a purchase order from an existing privately held client completing a governmental project in Tyndall, Florida. The project consists of 20,560 square feet and is expected to be completed in the second quarter of 2021.

Fourth Quarter and Full Year 2020 Financial Results:

●	Revenue for the fourth quarter 2020 of approximately $7.4 million dollars, compared to approximately $337,000 dollars for the fourth quarter of 2019. The increase in revenue was driven by an approximately $2.7 million dollar increase in construction revenue and an approximately $4.2 million dollar increase in medical revenue. For the full year 2020, revenue was approximately $8.8 million dollars, compared to approximately $3.0 million dollars for 2019. This increase was driven primarily by an approximately $4.2 million dollar increase in medical revenue, and an approximately $1.3 million dollar increase in construction revenue.

●	Gross profit for the fourth quarter 2020 was approximately $1.6 million dollars, compared to a gross profit of approximately $48,000 dollars in the fourth quarter 2019. The gross profit margin in the fourth quarter 2020 was approximately 21.8%. For the full year 2020, gross profit was approximately $2.2 million dollars, compared to a gross profit of approximately $677,000 dollars for 2019. The gross profit margin for 2020 was approximately 25.4%.

●	Operating expenses for the fourth quarter 2020 were approximately $3.1 million dollars, compared to approximately $4.0 million dollars in the fourth quarter 2019. The decrease was primarily driven by a goodwill impairment taken in the fourth quarter 2019 of approximately $2.9 million that did not reoccur in 2020, partially offset by an increase in payroll expense of approximately $1.1 million and G&A expense of approximately $700,000. For the full year 2020, operating expenses were approximately $6.8 million dollars, compared to approximately $7.4 million dollars for 2019. The decrease was primarily driven by the goodwill impairment taken in 2019 that did not reoccur in 2020, partially offset by increases in payroll and related expenses, of which approximately $600,000 was due to non-cash stock compensation expense and onboarding costs for new employees at the ECHO plant, and higher G&A expenses related to legal fees of approximately $500,000, consulting fees of approximately $520,000, and post-acquisition expense costs of approximately $500,000 related to SG Echo and Clarity Mobile Venture.

●	For the fourth quarter 2020, net loss attributable to common shareholders was approximately $1.6 million dollars, or negative ($.19) per share, compared to a net loss of approximately $4.1 million dollars, or negative ($8.83) per share, in the fourth quarter 2019. For the full year 2020, net loss attributable to common shareholders was approximately $4.7 million dollars, or negative ($0.79) per share, compared to a net loss of approximately $6.9 million dollars, or negative ($22.85) per share, in 2019.

●	Adjusted EBITDA loss for the fourth quarter 2020 was approximately $698,000 million dollars, compared to a loss of $720,000 dollars in the fourth quarter 2019. For 2020, adjusted EBITDA loss was approximately $2.8 million dollars, compared to a loss of approximately $2.9 million dollars in 2019.

●	At December 31st, 2020, the Company had total assets of approximately $26.9 million dollars, compared to approximately $6.6 million dollars at December 31st, 2019.

●	The Company had cash and cash equivalents of approximately $13.0 million dollars as of December 31st, 2020, compared to approximately $1.6 million dollars at December 31st, 2019.

Further details about the Company’s results will be available in its Quarterly Report on Form 10-Q, accessible in the investor relations section of the Company’s website at www.sgblocks.com and through the U.S. Securities and Exchange Commission’s website.

Conference Call Information

SG Blocks will host a conference call on Thursday, April 15, 2021 at 4:30 p.m. Eastern Time to share its results for the fourth quarter and 12 months ended December 31, 2020.

To access the call, please use the following information:

Date: Thursday, April 15, 2021

Time: 4:30 p.m. ET, 1:30 p.m. PT

Toll-free dial-in number: 1-877-407-9716

International dial-in number: 1-201-493-6779

Conference ID: 13718700

To access the replay, please use the following information:

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13718700

Use of Non-GAAP Financial Information

In addition to its results under GAAP, the Company presents EBITDA and Adjusted EBITDA for historical periods. EBITDA and Adjusted EBITDA are non-GAAP financial measures and have been presented as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. The Company calculates EBITDA as net income (loss) before interest expense, income tax benefit (expense), depreciation and amortization. It calculates Adjusted EBITDA as EBITDA before certain non-recurring adjustments such stock-based compensation expense. EBITDA and Adjusted EBITDA are presented because they are important metrics used by management as one of the means by which it assesses the Company’s financial performance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. These measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing the Company and its results of operations.

EBITDA and Adjusted EBITDA have certain limitations. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss), or any other measures of financial performance derived in accordance with GAAP. These measures also should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which these non-GAAP measures make adjustments. Additionally, EBITDA and Adjusted EBITDA are not intended to be liquidity measures because of certain limitations, including, but not limited to: i) they do not reflect the Company’s cash outlays for capital expenditures; They do not reflect changes in, or cash requirements for, working capital; and Although depreciation and amortization are non-cash charges, the assets are being depreciated and amortized and may have to be replaced in the future, and these non-GAAP measures do not reflect cash requirements for such replacements.

The non-GAAP information should be read in conjunction with the Company’s consolidated financial statements and related notes.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss:

In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same or similar to some of the adjustments made in our calculations, and our presentation of EBITDA and Adjusted EBITDA should not be construed to mean that our future results will be unaffected by such adjustment. Management compensates for these limitations by using EBITDA and Adjusted EBITDA as supplemental financial metrics and in conjunction with our results prepared in accordance with GAAP. The non-GAAP information should be read in conjunction with our consolidated financial statements and related notes.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss:

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
Net loss attributable to common stockholders of SG Blocks, Inc.	$(4,692,729)	$(6,920,540)
Addback interest expense	9,275	178,995
Addback interest income	(61,675)	—
Addback depreciation and amortization	239,982	164,941
EBITDA (non-GAAP)	(4,505,147)	(6,576,604)

Addback goodwill impairment	—	2,938,653
Addback loss on asset disposal	1,012	52,039
Addback litigation expense	461,613	—
Addback stock-based compensation expense	1,261,215	729,404
Adjusted EBITDA (non-GAAP)	$(2,781,307)	$(2,856,508)

About SG Blocks:

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteelTM, the structural core and shell of an SG Blocks building, and then is customized to client specifications. For more information, visit www.sgblocks.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and include statements regarding designing and preparing multiple specialty modules to meet urgent demands in community health for a variety of testing needs, SGB Development Corp. providing a steady stream of manufacturing activity to SG Echo, communicating regarding additional activity shortly and completing the Tyndall, Florida project in the second quarter of 2021. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to design and deliver multiple specialty modules which meet urgent demands in community health for a variety of testing needs, SGB Development Corp.’s ability to provide a steady stream of manufacturing activity to SG Echo, the Company’s ability to communicate regarding additional activity as planned, the Company’s ability to complete the Tyndall, Florida project in the second quarter of 2021, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Media:

Rubenstein Public Relations

Christina Levin

Account Director

212-805-3129

clevin@rubensteinpr.com

Investors:

Stephen Swett

(203) 682-8377

investors@sgblocks.com

Source: SG Blocks, Inc.

SG BLOCKS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

December 31,	2020	2019

Assets
Current assets:
Cash and cash equivalents	$13,010,356	$1,625,671
Accounts receivable, net	2,635,608	1,101,185
Contract assets	1,303,136	106,015
Inventories	778,144	—
Prepaid expenses and other current assets	570,775	73,938
Total current assets	18,298,019	2,906,809

Property, plant and equipment, net	2,683,014	11,747
Goodwill	1,309,330	1,223,520
Right-of-use asset	1,537,545	—
Long-term notes receivable	682,637	—
Intangible assets, net	2,218,609	2,298,805
Deferred contract costs, net	152,944	193,730
Total Assets	$26,882,098	$6,634,611

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$3,961,961	$2,105,505
Contract liabilities	1,774,740	168,957
Lease liability, current maturities	326,654	—
Due to affiliates	965,561	—
Assumed liability	200,765	—
Other current liabilities	5,000	—
Total current liabilities	7,234,681	2,274,462

Lease liability, net of current maturities	1,209,594	—
Total liabilities	8,444,275	2,274,462

Stockholders’ equity:
Preferred stock, $0.00 par value, 5,405,010 shares authorized; none issued or outstanding.	—	—
Common stock, $0.01 par value, 25,000,000 shares authorized; 8,596,189 issued and outstanding as of December 31, 2020 and 1,157,890 issued and outstanding as of December 31, 2019.	85,962	11,579
Additional paid-in capital	40,443,840	21,932,387
Accumulated deficit	(22,276,546)	(17,583,817
Total SG Blocks, Inc. stockholders’ equity	18,253,256	4,360,149
Non-controlling interests	184,567	—
Total Stockholders’ equity	18,437,823	4,360,149
Total Liabilities and Stockholders’ Equity	$26,882,098	$6,634,611

SG BLOCKS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	For the Years Ended December 31,
	2020	2019
Revenue:
Construction services	$4,104,917	$2,808,981
Engineering services	409,206	175,854
Medical revenue	4,241,500	—
Total	8,755,623	2,984,835

Cost of revenue:
Construction services	3,224,457	2,238,535
Engineering services	322,853	68,953
Medical revenue	2,988,134	—
Total	6,535,444	2,307,488

Gross profit	2,220,179	677,347

Operating expenses:
Payroll and related expenses	2,992,207	2,392,587
General and administrative expenses	3,449,849	1,788,276
Marketing and business development expense	230,248	240,557
Pre-project expenses	130,707	21,286
Goodwill impairment	—	2,938,653
Total	6,803,011	7,381,359

Operating loss	(4,582,832)	(6,704,012)

Other income (expense):
Interest expense	(9,275)	(178,995)
Interest income	61,675	—
Other income	23,282	14,506
Loss on asset disposal	(1,012)	(52,039)
Total	74,670	(216,528)

Loss before income taxes	(4,508,162)	(6,920,540)
Income tax expense	—	—

Net loss	(4,508,162)	(6,920,540)

Add: net profit attributable to noncontrolling interests	184,567	—
Net loss attributable to common stockholders of SG Blocks, Inc.	$(4,692,729)	$(6,920,540)

Net loss per share attributable to SG Blocks, Inc. - basic and diluted:
Basic and diluted	$(0.79)	$(22.85)

Weighted average shares outstanding:
Basic and diluted	5,959,403	302,844

SG BLOCKS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Changes in Stockholders’ Equity

For the Year Ended December 31, 2020 and 2019

	$0.01 Par Value Common Stock		Preferred	Additional Paid-in	Accumulated	SG Blocks Stockholders’	Noncontrolling	Total Stockholders’
	Shares	Amount	Stock	Capital	Deficit	Equity	Interests	Equity

Balance at January 1, 2019	213,002	$2,130	$—	$17,741,214	$(10,663,277)	$7,080,067	—	$7,080,067
Stock-based compensation	—	—	—	946,660	—	946,660	—	946,660
Issuance of common stock, net of issuance costs	944,888	9,449	—	3,244,513	—	3,253,962	—	3,253,962
Net loss	—	—	—	—	(6,920,540)	(6,920,540)	—	(6,920,540)
Balance at December 31, 2019	1,157,890	$11,579	$—	$21,932,387	$(17,583,817)	$4,360,149	$—	$4,360,149

Balance at December 31, 2019	1,157,890	$11,579	$—	$21,932,387	$(17,583,817)	$4,360,149	—	$4,360,149
Stock-based compensation	—	—	—	1,261,215	—	1,261,215	—	1,261,215
Conversion of restricted stock units to common stock	24,672	246	—	(246)	—	—	—	—
Reverse stock split settlement	(38)	—	—	(122)	—	(122)	—	(122)
Conversion of debt exchange to common stock	73,665	737	—	205,526	—	206,263	—	206,263
Issuance of common stock, net of issuance costs	7,340,000	73,400	—	17,045,080	—	17,118,480	—	17,118,480
Net loss	—	—	—	—	(4,692,729)	(4,692,729)	184,567	(4,508,162)
Balance at December 31, 2020	8,596,189	$85,962	$—	$40,443,840	$(22,276,546)	$18,253,256	$184,567	$18,437,823

SG BLOCKS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019

Cash flows from operating activities:
Net loss	$(4,508,162)	$(6,920,540)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of goodwill	—	2,938,653
Depreciation expense	50,655	9,621
Amortization of intangible assets	148,541	145,124
Amortization of deferred license costs	40,786	10,196
Accretion of debt discount	—	105,770
Amortization of debt issuance costs	—	73,225
Bad debt expense and recoveries	10,018	(54,000)
Interest income on notes receivable	(32,637)	—
Stock-based compensation	1,261,215	729,404
Loss on asset disposal	1,012	52,039
Changes in operating assets and liabilities:
Accounts receivable	(890,531)	699,141
Contract assets	(1,166,692)	154,310
Inventories	(647,345)	—
Prepaid expenses and other current assets	(489,437)	912,749
Right of use asset	81,256	—
Accounts payable and accrued expenses	1,129,189	(301,457)
Contract liabilities	1,236,174	(1,165,930)
Due to affiliates	965,561	—
Other current liability	5,000	—
Long term lease liability	(82,553)	—
Deferred long-term asset charge	—	(203,926)
Net cash used in operating activities	(2,887,950)	(2,815,621)

Cash flows used in investing activities:
Purchase of property, plant and equipment	(1,568,115)	(2,070)
Purchase of Echo DCL, LLC, net of cash acquired	(743,168)	—
Advances in notes receivable	(650,000)	—
Payment on assumed liability of acquired assets	(84,440)	—
Net cash used in investing activities	(3,045,723)	(2,070)

Cash flows provided by financing activities:
Proceeds from public stock offering and other private placements, net of issuance costs	17,118,480	3,253,962
Proceeds from short-term note payable	—	375,000
Proceeds from long term debt	200,000	—
Settlement of common stock from reverse stock split	(122)	—
Payments on short-term note debt	—	(480,770)
Payments on debt issuance costs	—	(73,225)
Net cash provided by financing activities	17,318,358	3,074,967

Net increase in cash and cash equivalents	11,384,685	257,276

Cash and cash equivalents - beginning of period	1,625,671	1,368,395

Cash and cash equivalents - end of period	$13,010,356	$1,625,671

Supplemental disclosure of cash flow information:
Cash paid during the period for Interest	$2,614	$105,770

Supplemental disclosure of non-cash operating activities:
Non-cash conversion of long term debt	$200,000	$—
Non-cash conversion of interest expense of long term debt	$6,263	$—
Non-cash conversion of accrued salary to restricted stock units	$—	$217,256